UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Camber Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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15915 Katy Freeway, Suite 450

Houston, TX 77094

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SUPPLEMENT TO PROXY STATEMENT

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Supplement to Proxy Statement

Camber Energy, Inc. (“Camber,” “we,” “us”, “our” or the “Company”) is filing this supplement (the “Supplement”) to its proxy statement dated January 8, 2021 (the “Proxy Statement”) in connection with the Company’s special meeting of stockholders (the “Special Meeting” or the “Meeting”) to be held on February 23, 2021, at 10:00 a.m. (Houston time), and at any postponement(s) or adjournment(s) thereof.

The purpose of this Supplement is to update information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to “Proposal 1. The Amendment To The Company’s Articles Of Incorporation To Increase The Number Of Our Authorized Shares Of Common Stock From 25,000,000 To 250,000,000” (“Proposal 1”) and the “Proposal 2. To consider and vote upon a Proposal to authorize our Board, in its discretion, to adjourn the Special Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed above at the time of the Special Meeting.” As further discussed below, the Proxy Statement stated that Proposals 1 and 2 would be considered a “routine” matter, eligible for discretionary voting by banks, brokers and other nominees under the New York Stock Exchange (“NYSE”) rules. However, the NYSE has notified the Company of its determination that Proposals 1 and 2 are a “non-routine” matter, meaning that a bank, broker or other nominee may not vote on the matters without receiving instructions from beneficial owners.

Broker non-votes occur with respect to shares held in “street name” (i.e., by a broker) in cases where the broker does not receive voting instructions from its clients and the broker does not have the authority to vote those shares. The rules of the NYSE applicable to brokers determine whether a broker has authority to vote on a proposal if the broker does not receive voting instructions from its client. The broker may vote on proposals that are determined to be “routine” under these rules and may not vote on proposals that are determined to be “non-routine” under these rules. If a proposal is determined to be “routine,” a broker who has received no voting instructions from its client with respect to that proposal has discretion to vote the client’s uninstructed shares on that proposal. If a proposal is determined to be “non-routine,” a broker who has received no voting instructions from its client with respect to that proposal does not have discretion to vote the client’s uninstructed shares on that proposal.

Proposal 1 Vote Requirements

With respect to Proposal 1, the affirmative vote of the holders of a majority of our outstanding voting shares entitled to vote at the meeting (including virtually) is required to approve this Proposal. Abstentions will have the same effect as shares voted against this proposal. Broker non-votes will have the same effect as shares voted against this proposal. For the approval of this Proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Proposal 2 Vote Requirements

With respect to Proposal 2, the approval of the adjournment of the Special Meeting, if necessary or appropriate, to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person (including virtually) or by proxy at the Special Meeting. As a result, abstentions will have the same practical effect as votes against this Proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the adjournment, you may vote “FOR” or “AGAINST” or abstain from voting.

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GENERAL INFORMATION

Camber is making these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Special Meeting and at any postponement(s) or adjournment(s) thereof. The meeting will be held virtually via live audio webcast at https://www.issuerdirect.com/virtual-event/CEISpecial (please note this link is case sensitive).

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company has sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials via the Internet at https://www.iproxydirect.com/CEISpecial or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its meetings.

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